UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 22, 2016
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 Airport Drive, Rochester, NH	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 445-2200

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 22, 2016, Albany International France S.A.S., a subsidiary of Albany International Corp. (the “Company”) initiated discussions with the employee Works Council regarding a proposal to cease R&D activities at the Company’s production facility in Sélestat, France. The proposed measures would result in the elimination of 25 positions (including three vacancies) and the departure of 22 employees. Continuing R&D projects currently conducted at the Sélestat facility will be transferred to the Company’s R&D center in Halmstad, Sweden.

Works Council consultations will be completed in accordance with applicable French law. Until such consultations are concluded, the Company is unable to reasonably estimate the costs it would expect to incur in connection with the proposed action. The Company will disclose the amount, type and timing of such costs promptly after they are determined.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:   /s/ John B. Cozzolino

Name: John B. Cozzolino

Title: Chief Financial Officer and Treasurer

(Principal Financial Officer)

Date: January 25, 2016